UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TREDEGAR CORPORATION
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N E W S N E W S N E W S

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	Fax: 804/330-1777
E-mail: invest@tredegar.com	E-mail: neill.bellamy@tredegar.com
Web Site: www.tredegar.com

TREDEGAR ANNOUNCES BOARD APPOINTMENTS
Board Redeems Shareholder Rights Plan

RICHMOND, VA, February 20, 2014 – Tredegar Corporation (NYSE:TG) today announced that it has increased the size of its Board of Directors from 10 to 12 and appointed three new independent directors: Kenneth R. Newsome, Gregory A. Pratt, and Carl E. Tack, III. Messrs. Newsome, Pratt and Tack, along with incumbent Board member, George A. Newbill, will be nominated and recommended by Tredegar’s Board for election at the 2014 Annual Meeting of Shareholders as Class I directors to serve a three-year term expiring at the 2017 Annual Meeting. R. Gregory Williams, Chairman of Tredegar’s Board, will also be nominated and recommended for election at the 2014 Annual Meeting as a Class II director to serve a one-year term expiring at the 2015 Annual Meeting.

Separately, Tredegar director, Austin Brockenbrough, III, who has served on the Tredegar Board since 1993, will retire from the Board upon the expiration of his current term at the 2014 Annual Meeting. Following the 2014 Annual Meeting, the Tredegar Board will be reduced from 12 to 11 directors.

In addition, the Company also announced today that it has redeemed all of the outstanding preferred stock purchase rights granted pursuant to its Shareholder Rights Plan. A redemption price of $.01 per right will be paid on March 7, 2014, to shareholders of record at the close of business on March 3, 2014.

“On behalf of the Tredegar Board, I am pleased to welcome our three new independent directors to Tredegar,” said Greg Williams, Chairman of the Board. “Our Board conducted a thorough, formal search process, which included interviews with several candidates, and determined that Ken, Greg, and Carl will bring valuable and significant finance, operational, and management expertise to Tredegar. We look forward to working with them and to their future contributions to Tredegar.”

Nancy M. Taylor, Tredegar’s president and chief executive officer, said, “We have a strong Board of talented professionals who have and will continue to provide integral support to our management team to further improve Tredegar’s results and enhance value for all shareholders. We are confident that we are taking the right steps to position our businesses for continued growth and success.”

“On behalf of the Tredegar Board, I would like to thank Austin for his dedicated service to Tredegar over the last 21 years,” continued Mr. Williams. “Austin has been an excellent board member and colleague whose significant financial expertise has been integral to Tredegar's growth and evolution. We are grateful for his commitment to Tredegar.”

Additionally, Tredegar has entered into an agreement with John D. Gottwald, a member of the Tredegar Board of Directors, William M. Gottwald, vice chairman of Tredegar and Floyd D. Gottwald, Jr. (together, the “Gottwald Group”). The Gottwald Group has agreed to a customary standstill provision through the advance notice deadline prior to the Company’s 2015 Annual Meetings and to vote their shares in support of all of the Board's director nominees at both the 2014 and 2015 Annual Meeting. The agreement also addresses the makeup of the various board committees and efforts that certain of the committees will undertake. The complete agreement between Tredegar and the Gottwald Group will be filed on a Form 8-K with the Securities and Exchange Commission.

Mr. John Gottwald and Mr. William Gottwald said, “We are confident that Greg, Carl and Ken will be terrific additions to our Board and we look forward to working with the entire Board to enhance value for all Tredegar shareholders.”

About Kenneth R. Newsome
Kenneth R. Newsome currently serves as Chief Executive Officer and President of AMF Bakery Systems, a leading manufacturer of high speed industrial baking equipment, a position he has held since 1996. In addition, Mr. Newsome currently serves as Chief Executive Officer of Ceres Companies, a holding company focused on the global food industry and which owns AMF Bakery Systems. Prior to these roles,  and from 1992 to 1996, Mr. Newsome was the Chief Operating Officer of Isolyser Company, a leader in the development, manufacturing, marketing and processing of degradable polymers. From 1988 to 1992, Mr. Newsome served as the Chief Executive Officer for Valley Blox, a building material manufacturer. He began his career as an associate with McKinsey & Company. Mr. Newsome received a Bachelor of Science degree in finance from the University of Virginia and a Masters of Business Administration from The Darden School of the University of Virginia.

About Gregory A. Pratt
Gregory A. Pratt has nearly two decades of manufacturing and distribution experience in the steel and technology industries.  Currently, Mr. Pratt serves as the non-executive Chairman of the Carpenter Technology Corporation, a leader in the development, manufacture and distribution of cast-wrought and powder metal stainless steels and specialty alloys.  Before this role at Carpenter, Mr. Pratt served as Chairman, Interim CEO and President of Carpenter from September 2009 to July 2010. From 1998 to 2002, Mr. Pratt held the position of President and Chief Executive Officer of OAO Technology Solutions. In addition, Mr. Pratt has served as Chapter Chairman of the National Association of Corporate Directors, a non-profit organization focused on improving boardroom governance, since 2007 and from 2005 to 2013, he served as a director of AmeriGas Propane. Mr. Pratt received a Bachelor of Science in business administration from Cheyney University and a Masters of Business Administration from the Wharton School at the University of Pennsylvania.

About Carl E. Tack, III
Carl E. Tack, III is currently a Visiting Professor for the Marshall Wythe School of Law and an Adjunct Professor for the Mason School of Business at the College of William & Mary. Prior to his position at the College, Mr. Tack served as a lecturer at the London Business School from 2010 to 2013. Before entering academia, Mr. Tack was an investment banker for 25 years, working for a number of major investment banks in the U.S. and Europe, and retired as a Vice-Chairman of investment banking at Deutsche Bank in 2009. Mr. Tack began his professional career as a corporate lawyer at Kirkland & Ellis, LP in Chicago. He holds a Bachelor of Arts degree from the College of William & Mary and a JD from the University of Chicago Law School.

About Tredegar
Tredegar Corporation is a manufacturer of plastic films and aluminum extrusions. A global company headquartered in Richmond, Virginia, Tredegar had 2012 sales of $882 million. With approximately

2,700 employees, the company operates manufacturing facilities in North America, South America, Europe, and Asia.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements regarding Tredegar Corporation’s business.  These forward-looking statements are not historical facts, but statements that involve risks and uncertainties.  Actual results could differ materially from those included in or implied by these forward-looking statements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the factors discussed in the reports Tredegar files with or furnishes to the Securities and Exchange Commission (the “SEC”) from time-to-time, including the risks and important factors set forth in additional detail in “Risk Factors” in Part I, Item 1A of Tredegar’s 2012 Annual Report on Form 10-K filed with the SEC.  Readers are urged to review and consider carefully the disclosures Tredegar makes in its filings with the SEC.  Except as required by applicable law or regulations, Tredegar does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tredegar Corporation (the "Company"), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company's 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the 2014 Annual Meeting (the "2014 Proxy Statement").  Additional information regarding the identity of these potential participants, none of whom owns in excess of 1.5% percent of the Company's shares (other than John D. Gottwald and William M. Gottwald, who own significant amounts of the Company’s shares), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. This information can also be found in the Company's definitive proxy statement for its 2013 Annual Meeting of Shareholders (the "2013 Proxy Statement"), filed with the SEC on April 16, 2013, or the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013 (the "Form 10-K"). To the extent holdings of the Company's securities have changed since the amounts printed in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2013 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2014 Proxy Statement (when filed), 2013 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2014 Annual Meeting at the SEC's website (http://www.sec.gov) or at the Company's website (http://www.Tredegar.com) or by writing to Tredegar Corporation, Attention: Investor Relations, 1100 Boulders Parkway, Richmond, Virginia 23225.

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